UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2025

EnerSys

(Exact name of registrant as specified in its charter)

Commission File Number: 1-32253

Delaware	23-3058564
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2366 Bernville Road, Reading, Pennsylvania 19605

(Address of principal executive offices, including zip code)

(610) 208-1991

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ENS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 25, 2025 (the “Effective Date”), EnerSys (the “Company”) and certain of its subsidiaries entered into the Sixth Amendment to the Credit Agreement (the “Amendment”) with Bank of America, N.A., as administrative agent, swingline lender and letter of credit issuer, and the lenders party thereto. The Amendment amends the Credit Agreement, dated as of August 4, 2017 (as amended, restated, supplanted or otherwise modified from time to time prior to the Effective Date, the “Existing Credit Agreement”), by and among the Company, the other borrowers from time to time party thereto, the guarantors from time to time party thereto, Bank of America, N.A., as administrative agent, swingline lender and letter of credit issuer, and the lenders from time to time party thereto, and provides for, among other things, (i) an upsized revolving credit facility in an aggregate committed amount of $1.0 billion (the “Revolving Facility”), which represents an increase of $150 million from the existing revolving credit facility and which matures on September 30, 2030 and (ii) certain other modifications to the Existing Credit Agreement as further set forth in the Amendment. In connection with the Amendment, (i) all of the outstanding term loans (including accrued and unpaid interest thereon) and (ii) all accrued and unpaid interest and fees on the outstanding revolving loans, in each case, under the Existing Credit Agreement were repaid in full.

Borrowings under the Revolving Facility will bear interest at a rate per annum based on the Company’s Consolidated Total Net Leverage Ratio according to the pricing grid set forth below. Initially, the applicable rate shall be determined based upon Pricing Level 2.

Pricing Level	Consolidated Total Net Leverage Ratio	Revolving Loans and Swing Line Loans
		Term SOFR Loans, Alternative Currency Loans and Letter of Credit Fees	Base Rate Loans
1	< 1.25 to 1.00	1.250%	0.250%
2	≥ 1.25 to 1.00 but < 2.00 to 1.00	1.375%	0.375%
3	≥ 2.00 to 1.00 but < 2.50 to 1.00	1.500%	0.500%
4	≥ 2.50 to 1.00 but < 3.25 to 1.00	1.750%	0.750%
5	≥ 3.25 to 1.00 but < 4.00 to 1.00	2.000%	1.000%
6	≥ 4.00 to 1.00	2.250%	1.250%

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference respectively to the full text of the Amendment, a copy of which is attached as Exhibit 10.1, and which is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure required by this Item 2.03 is included in Item 1.01 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Sixth Amendment to Credit Agreement, dated as of September 25, 2025, among EnerSys, certain of its subsidiaries party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnerSys

Date: September 25, 2025	By:	/s/ Andrea J. Funk
Andrea J. Funk
Chief Financial Officer